Exhibit 10.5

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of December 13, 2018 by Stephan Wallach and Michelle Wallach (individually, a “Pledgor” and collectively the “Pledgors”), in favor of Carl Grover (the “Secured Party”) pursuant to the terms of that certain Credit Agreement, dated December 13, 2018 (the “Credit Agreement”) between the Secured Party and CLR Roasters, LLC, a Florida limited liability company (the “Company” or as sometimes referred to herein, as the “Borrower”).

RECITALS

A. The Secured Party and Borrower entered into the Credit Agreement.

B. On the Funding Date, the Secured Party has purchased a Credit Note (as defined in the Credit Agreement) and may purchase additional Credit Notes (the “Credit Notes”) in an amount of up to $5,000,000 from the Company (the “Loan”).

C.           As collateral to secure payment and performance of the Obligations set forth in the Credit Agreement, and the Credit Note, the Pledgors have entered into this Agreement and granted to the Secured Party a Lien and security interest in and to all of the Collateral (as defined below).

D.           Unless otherwise expressly defined in this Agreement, all capitalized terms when used herein, shall have the same meanings defined in the Credit Agreement.

E.           The Recitals shall be deemed to be an integral part of this Agreement as though more fully set forth at length in the body of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest. To secure the full and timely performance of all of Borrower’s Obligations and liabilities to the Secured Party pursuant to Credit Agreement and Credit Note, Pledgors hereby unconditionally and irrevocably pledge, grant and hypothecate to the Secured Party a continuing Lien and security interest (the “Security Interest”) in and to 1,500,000 shares of common stock, par value $.001 per share, of Youngevity International, Inc. held by them (the “Collateral”). The Secured Party and Pledgors each acknowledge and agree that upon the occurrence and continuation of an Event of Default under the Credit Agreement, the Credit Notes or any of the Loan Documents or hereunder, the Secured Party may exercise any of its rights and remedies with respect to the Collateral owned by Pledgors or the Security Interest granted by Pledgor hereunder, all as provided in this Agreement.

2. Representations and Covenants.

(a) Other Liens. Pledgors own all rights, title and interest in the Collateral and will not permit its Collateral to be subject to any adverse lien, security interest or encumbrance. Pledgors will defend its Collateral against the claims and demands of all persons at any time claiming the same or any interest therein. Pledgors acknowledge and agree that a stop order has been placed by Pacific Stock Transfer Company against 1,500,000 shares of Youngevity International, Inc. common stock representing the Collateral, with instructions not to lift the stop order until the Loan has been repaid.

(b) Valid Security Interest. The Pledgors hereby, jointly and severally, represent and warrant that: (i) this Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations, (ii) no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for: (A) the execution, delivery and performance of this Agreement; (B) the creation or perfection of the Security Interests in the United States created hereunder in the Collateral; or (C) the enforcement of the rights of the Secured Party hereunder.

(c) Indemnification. Pledgors agree to defend, indemnify and hold harmless Secured Party against any and all liabilities, costs and expenses (including, without limitation, all reasonable legal fees and expenses): (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or are determined to be payable with respect to any of the Collateral; (ii) with respect to, or resulting from, any breach of any law, rule, regulation or order of any governmental authority applicable to any of the Collateral; or (iii) in connection with a breach of any of the transactions contemplated by this Agreement; provided, however, that this indemnification shall not extend to any damages caused by the gross negligence or willful misconduct of the Secured Party.

(d) Authority. Pledgors have all requisite power and authority to execute this Agreement and to perform all of their obligations hereunder, and this Agreement has been duly executed and delivered by Pledgors and constitutes the legal, valid and binding obligation of Pledgors, enforceable in accordance with its terms. The execution, delivery and performance by Pledgors of this Agreement have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality or domestic; (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Pledgors; or (iii) result in a breach of or constitute a default under any material indenture, Loan or credit agreement or any other agreement, lease or instrument to which Pledgors are a party.

3. Secured Party’s Appointment as Attorney-in-Fact.

(a) Powers. Pledgors and Secured Party hereby appoint the officers or agents of Secured Party (each an “Agent”) to act on behalf of Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of Pledgors and in the name of Pledgors or in its own name, so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, Secured Party, in its discretion, will have the right, without notice to, or the consent of Pledgors, to do any of the following on behalf of Pledgors:

(i) to pay or discharge any obligations in connection with the Collateral, including license fees and taxes or liens levied or placed on or threatened against the Collateral;

(ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to Secured Party or as Secured Party directs;

(iii) to ask for or demand, collect and receive payment of and receipt for any payments due or to become due at any time in respect of or arising out of any Collateral;

(iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(v) to defend any suit, action or proceeding brought against any Pledgors with respect to any Collateral;

(vi) to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and, to give such discharges or releases in connection therewith as Secured Party may deem appropriate;

(vii) to assign any license or patent right included in the Collateral of a Pledgor (along with the goodwill of the business to which any such license or patent right pertains), throughout the world for such term or terms, on such conditions and in such manner as Secured Party in their sole discretion determine;

(viii) to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral and to take, at Secured Party’s option and Pledgors’ expense, any actions which Secured Party deem necessary to protect, preserve or realize upon the Collateral and Secured Party’s liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if Secured Party were the absolute owners of the Collateral for all purposes;

(ix) to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of Pledgors to receive the dividends and interests which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive, for the benefit of the Secured Party, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral of Pledgors or any of its direct or indirect subsidiaries;

(x) to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to Pledgors or right of redemption of a Pledgor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Pledgor, which are hereby waived and released; and

(xi) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral.

Pledgors hereby ratify whatever actions Secured Party lawfully does or causes to be done in accordance with this Section 3. This power of attorney will be a power coupled with an interest and will be irrevocable.

(b) No Duty on Secured Party’s Part. The powers conferred on Secured Party by this Section 4 are solely to protect Secured Party’s interest in the Collateral and do not impose any duty upon it to exercise any such powers. Secured Party will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of their officers, directors, employees or agents will, in the absence of willful misconduct or gross negligence, be responsible to Pledgor for any act or failure to act pursuant to this Section 3.

(c) Application of Proceeds. The proceeds of any sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied: (i) first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Agent in enforcing the Secured Party’ rights hereunder and in connection with collecting, storing and disposing of the Collateral; and (ii) then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to Pledgor any surplus proceeds.

(d) No Liability for Deficiency. Upon the sale, license or other disposition of the Collateral, if the proceeds thereof are insufficient to pay all amounts to which the Secured Party are legally entitled, Pledgors will not be liable for the deficiency. To the extent permitted by applicable law, Pledgors waive all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

4. Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, Pledgors shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, in accordance with the provisions of Section 3(c) above and if any amounts are remaining to the Secured Party, pro rata in proportion to their respective then-currently outstanding principal amount of Note for application to the satisfaction of the Obligations.

5. Expenses Incurred by Secured Party. If Pledgors fail to perform or comply with any of their agreements or covenants contained in this Agreement, and Secured Party performs or complies, or otherwise causes performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of Secured Party incurred in connection with such performance or compliance will be payable by Pledgor to the Secured Parties on demand and will constitute Obligations secured by this Agreement.

6. Remedies. If an Event of Default has occurred and is continuing, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a Secured Party under the Delaware Uniform Commercial Code, as amended from time to time (the “Code”). Without limiting the foregoing, in such circumstances, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon Pledgors or any other person (all of which demands, defenses, advertisements and notices are hereby waived), Secured Party may collect, receive, appropriate and realize upon any or all of the Collateral and/or may sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party will have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in Pledgors, which right or equity is hereby waived or released. Subject to the provisions of Section 4(c), Secured Party will apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to Pledgors. To the extent permitted by applicable law, Pledgors waive all claims, damage and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral is required by law, such notice will be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

7. Limitation on Duties Regarding Preservation of Collateral. The sole duty of Secured Party with respect to the custody, safekeeping and preservation of the Collateral, under the appropriate Code section or otherwise, will be to deal with it in the same manner as Secured Party deals with similar property for its own account. Neither Secured Party nor any of its employees, affiliates or agents will be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgors or otherwise.

8. Powers Coupled with an Interest. All authorizations and agencies contained in this Agreement with respect the Collateral are irrevocable and powers coupled with an interest.

9. No Waiver; Cumulative Remedies. Secured Party will not by any act (except by a written instrument pursuant to Section 11(a) hereof) of delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default under the Note or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy under this Agreement on any one occasion will not be construed as a bar to any right or remedy that Secured Party would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

10. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may only be amended by prior written consent of Pledgors and the Secured Party. Any amendment or waiver effected in accordance with this Section 10(a) will be binding upon all of the parties hereto and their respective successors and assigns.

(b) Transfer; Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Pledgors and Secured Party, and their respective successors or assigns. Pledgors may not assign any of their rights or delegate any of their duties under this Agreement.

(c) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to the laws that might be applicable under conflicts of laws principles. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, any of this Agreement must be brought against any of the parties in the courts of the State of Delaware, Kent County, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Nothing in this Section 11(c), however, affects the right of any party to serve legal process in any other manner permitted by law.

(d) Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which will be an original, but all of which together will constitute one instrument.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. All notices, requests and demands to or upon the Secured Party or Pledgors hereunder shall be effected in the manner provided for in the Credit Agreement.

(g) Term. This Agreement shall terminate on the date on which all payments under the Notes have been indefeasibly satisfied in full and all other Obligations have been satisfied in full or discharged (through cash payment or conversion); provided, however, that all indemnities of the Notes contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

(h) Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such provision(s) shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement and such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect.

(i) Entire Agreement. This Agreement and the other documents evidencing, securing, or relating to the Credit Agreement constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior agreements, representations and undertakings of the parties, whether oral or written, with respect to such subject matter.

(j) Independent Legal Counsel. Ascendant Alternative Strategies, LLC (the “Placement Agent”) has retained its own legal counsel in connection with the transactions contemplated by this Agreement and the other Loan Documents (the “Placement Agent’s Counsel”). The Placement Agent’s counsel has not and will not represent the Lender in connection with the Lender’s investment in the Company as contemplated under the terms of this Agreement and the Loan Documents. The Lender acknowledges that (i) no attorney-client relationship exists between the Lender and Placement Agent’s counsel, and (ii) the Lender should seek his own advisors (including, without limitation, legal advisors) for advice and due diligence with respect to an investment in the Company, including with respect to a review of this Agreement and the Loan Documents and perfection of any security interest granted in favor of Lender under the terms of this Agreement and the Loan Documents.

[Signature page follows]

IN WITNESS WHEREOF, Pledgors and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

SECURED PARTY:

   /s/ Carl Grover
Carl Grover

PLEDGORS:

    /s Stephan Wallach
Stephan Wallach

    /s/ Michelle Wallach
Michelle Wallach

Pacific Stock Transfer Company hereby acknowledges that a stop order has been placed in its books against 1,500,000 shares of Youngevity common stock representing the Collateral subject to this Security Agreement and agrees not to lift the stop order until it receives evidence, in form and substance satisfactory to it, that the Loan has been repaid.

PACIFIC STOCK TRANSFER COMPANY

By:     /s/ Joslyn G. Claiborne
Name: Joslyn G. Claiborne
Title: Director, Global Operations